Exhibit 11.1
                                                                  ------------
                            TRIANGLE PACIFIC CORP.
                      COMPUTATION OF NET INCOME PER SHARE

                                              Fiscal Years Ended
                                        --------------------------------------
                                        January 2,   January 3,   December 29,
                                          1998         1997           1995
                                        --------------------------------------
BASIC
-----

Net Income                              $31,759,000  $25,624,000  $22,005,000
                                         ==========   ==========   ==========
Shares outstanding
   beginning of period                   14,686,558   14,663,365   14,662,609

Weighted average number
   of shares issued from
   incentive bonus shares                    23,398        1,008            -

Weighted average number
   of shares issued from
   exercise of stock options                  5,735        5,248          567
                                         ----------   ----------   ----------

Basic weighted common
   shares outstanding                    14,715,691   14,669,621   14,663,176
                                         ==========   ==========   ==========

Basic net income per share              $      2.16  $      1.71  $      1.49
                                         ==========   ==========   ==========

DILUTED
-------

Weighted average number
   of shares outstanding                 14,715,691   14,669,621   14,663,176

Shares issuable from assumed
   exercise of stock options
   and stock warrants reduced
   by the number of shares which
   could have been purchased with
   the proceeds from exercise of
   such options and warrants                605,075      334,904      151,884
                                         ----------   ----------   ----------

Diluted weighted common
   shares outstanding                    15,320,766   15,004,525   14,815,060
                                         ==========   ==========   ==========

Diluted net income per share            $      2.07  $      1.71  $      1.49
                                         ==========   ==========   ==========